Exhibit 23.1 Consent of Independent Registered Public Accounting Firm BlueLinx Holdings Inc. Atlanta, Georgia We hereby consent to the incorporation by reference in the Registration Statements on Form S- 3 (File No. 333-234965) and Form S-8 (File No. 333-124721, No. 333-134612, No. 333-151529, No. 333-176130, No. 333-183027, No. 333-211838, No. 333-225444 and No. 333-256642) of BlueLinx Holdings Inc. and subsidiaries of our report dated March 3, 2021, relating to the consolidated financial statements which appear in this Form 10-K. /s/ BDO USA, LLP Atlanta, Georgia February 22, 2022